UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2024

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

United States of America	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value	GCBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,

On July 1, 2024, Greene County Bancorp, Inc. (the “Company”), the holding company of The Bank of Greene County (the “Bank”), announced the appointment of Nick Barzee as Senior Vice President and Chief Financial Officer of the Company. Mr. Barzee replaced Ms. Michelle Plummer upon her retirement from the Company and the Bank. Ms. Plummer’s retirement is part of the Company’s long-term succession planning and was previously announced by the Company on January 16, 2024.

Mr. Barzee, age 39, has served as the Company’s and Bank’s Vice President, Director of Finance, since 2023. Mr. Barzee joined the Company and Bank as the Vice President, Controller in April 2021.  Prior to joining the Company and Bank, Mr. Barzee served as a Senior Manager in financial services at KPMG where he held several positions of increasing responsibility since 2008. Mr. Barzee is a Certified Public Accountant.  Mr. Barzee is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

In connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, the Company designated Mr. Barzee as a participant in The Bank of Greene County Supplemental Executive Retirement Plan (the “SERP”), effective as of July 1, 2024.  The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service other than for “cause,” as defined in the SERP.  Accordingly, the Bank contributes an amount to the executive’s account on the first business day of each July and permits the executive to defer up to 50% of his salary and 100% of his bonus to the SERP.  In addition, the Bank may, but is not required to, make additional discretionary contributions to the executive’s account from time to time.  Mr. Barzee becomes vested in the Bank’s contributions over a period of 20 years.  He will have no vested percentage until he completes 10 years of service at which time he will be 10% vested.  He will become 15% and 20% vested after 11 and 12 years of service, respectively.  Thereafter, his vested percentage will increase 10% each year until he has completed 20 years of service and is 100% vested.  However, Mr. Barzee will vest in his account in the event of death, disability, or a change in control of the Bank or the Company.  If his employment is terminated involuntarily or he resigns for good reason following a change in control, the present value of all remaining Bank contributions through age 65 is accelerated and paid to him, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of his death, disability, or termination within two years after a change in control, his account will be paid in a lump sum.  In the event he is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid in 10 annual installments.

Item 9.01.	Financial Statements and Exhibits

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: July 1, 2024	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer